Consent of Independent Registered Public Accounting Firm

To the 401(k) Committee
Envista Holdings Corporation Savings Plan
200 S. Kraemer Blvd., Building E
Brea, CA 92821

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-262985 and 333-233810) of Envista Holdings Corporation of our report dated June 11, 2025, relating to the financial statements and supplemental schedules of Envista Holdings Corporation Savings Plan which appear in this Form 11-K for the year ended December 31, 2024.

/s/ BDO USA, P.C.

Costa Mesa, CA
June 11, 2025